SEPARATION AGREEMENT This Separation Agreement (this “Separation Agreement”) between Lamb Weston Holdings, Inc. (the “Company”) and Sharon Miller (“you” and similar words) sets forth certain terms of your separation from the Company in order for you to receive certain separation payments and benefits, as set forth in detail below. By signing this Separation Agreement, you and the Company agree as follows: 1. STATUS OF EMPLOYMENT You agree that your employment with the Company is terminating effective January 2, 2025 (the “Separation Date”). You further agree that, as of the Separation Date, you will terminate from all other positions you hold (if any) as an officer, employee or director of the Company and the Company’s subsidiaries and affiliates, and that you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize your termination from all positions with the Company and its subsidiaries and affiliates. 2. SEVERANCE BENEFITS In consideration for you (a) signing this Separation Agreement, and (b) signing, no earlier than the Separation Date and no later than 21 days following the Separation Date, a general waiver and release of claims, substantially in the form attached hereto as Exhibit A (the “Release”), and letting the Release become effective as set forth in the Release, you will receive the payments and benefits as specified on Exhibit B attached hereto, all subject to applicable tax withholding (the “Severance Benefits”). You acknowledge and agree that the Severance Benefits do not constitute benefits to which you would otherwise be entitled as a result of your termination of employment with the Company, that the Severance Benefits would not be due unless you sign the Release, and that the Severance Benefits constitute fair and adequate consideration for your promises and covenants set forth in this Separation Agreement and the Release. Payment of the Severance Benefits to you is conditioned on your continued compliance with the terms of this Separation Agreement (including compliance with the Restrictive Covenants as defined below and described herein). 3. RESTRICTIVE COVENANTS By signing this Separation Agreement, you reaffirm and, subject to applicable law, agree to comply with the restrictive covenant obligations (including but not limited to the confidentiality, non-competition and non-solicitation provisions) set forth in (a) Annex B to the Executive Change of Control Severance Plan Participation Agreement you signed when you became eligible to participate in the Executive Change of Control Severance Plan (a copy of which will be provided to you separately) notwithstanding that you will not be receiving any severance under such

2 plan, and (b) certain of your equity award agreements (such provisions in (a) and (b) above, collectively, the “Restrictive Covenants”). Notwithstanding anything in this Separation Agreement or the Restrictive Covenants to the contrary, nothing in this Separation Agreement or the Restrictive Covenants prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. No Company policy or individual agreement between the Company and you shall prevent you from providing information to government authorities regarding possible legal violations, participating in investigations, testifying in proceedings regarding the Company’s past or future conduct, engaging in any future activities protected under the whistleblower statutes administered by any government agency (e.g., EEOC, NLRB, SEC, etc.) or receiving a monetary award from a government- administered whistleblower award program for providing information directly to a government agency. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. By executing this Separation Agreement you represent that, as of the date you sign this Separation Agreement, no claims, lawsuits, or charges have been filed by you or on your behalf against the Company or any of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions or other affiliates, or any of the foregoing’s respective past, present or future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors or representatives. You acknowledge and agree that you have in a timely manner received or waived all applicable notices required to be given to you in connection with the termination of your employment with the Company. The Company agrees that this Separation Agreement does not extend to, release or modify any rights to indemnification or advancement of expenses to which you are entitled from the Company or its insurers under the Company’s certificate of incorporation, by-laws, or other corporate governing law or instruments or your indemnification agreement with the Company. 4. LIMITATIONS Nothing in this Separation Agreement or the Restrictive Covenants shall be binding upon the parties to the extent it is void or unenforceable for any reason, including, without limitation, as a result of any law regulating competition or proscribing unlawful business practices; provided, however, that to the extent that any provision in this Separation Agreement or the Restrictive Covenants could be modified to render it enforceable under applicable law, it shall be deemed so modified and enforced to the fullest extent allowed by law.

3 5. MATERIAL BREACH You agree that in the event of any breach of any of the Restrictive Covenants, the Company will be entitled to equitable and/or injunctive relief and, because the damages for such a breach will be impossible or impractical to determine and will not therefore provide a full and adequate remedy, the Company or (as applicable) any and all past, present or future parents, subsidiaries and affiliates of the Company (the “Lamb Weston Companies”) will also be entitled to specific performance by you. Except with respect to any clawback rights the Company may have with respect to equity or incentive awards under the Lamb Weston Holdings, Inc. 2016 Stock Plan (as amended or amended and restated from time to time), no amount owing to you under this Separation Agreement shall be subject to set-off or reduction by reason of any claims which the Company has or may have against you. You will be entitled to recover actual damages if the Company breaches this Separation Agreement, including any unexcused late or non-payment of any amounts owed under this Separation Agreement, or any unexcused failure to provide any other benefits specified in this Separation Agreement. Failure by either party to enforce any term or condition of this Separation Agreement at any time shall not preclude that party from enforcing that provision, or any other provision, at a later time. 6. NO RE-EMPLOYMENT You understand that your employment with the Company terminates on the Separation Date. You agree that you will not seek or accept employment with the Company, including assignment to or on behalf of the Company as an independent contractor or through any third party, and the Company has no obligation to consider you for any future employment or assignment. 7. REVIEW OF SEPARATION AGREEMENT This Separation Agreement is important. You are advised to review it carefully and consult an attorney before signing it, as well as any other professional whose advice you value, such as an accountant or financial advisor. If you agree to the terms of this Separation Agreement, sign in the space below where your agreement is indicated. The payments and benefits specified in this Separation Agreement are contingent on your (a) signing this Separation Agreement and (b) signing the Release no earlier than the Separation Date and no later than 21 calendar days following the Separation Date, and not revoking the Release. 8. RETURN OF PROPERTY You agree to return to the Company immediately upon termination, as applicable, your company vehicle and all files, records, documents, reports, computers, cellular telephones and other business equipment, keys, and other physical, personal or electronically stored property of the Company in your possession or control and to further agree that you will not keep, transfer or use any copies or excerpts of the

4 foregoing items without the specific approval of the Company. You agree to return to the Company immediately upon termination all company-issued credit cards, to immediately cease use of all such cards and to make payment of any and all outstanding balances in accordance with cardholder agreements and the time limitations contained therein. 9. FUTURE COOPERATION In consideration of the benefits provided herein, you agree to be (a) reasonably available to the Company for a period of twelve months after the Separation Date to support key client relationships, including but not limited to McDonald’s, and (b) willing to assist the Company with such key client relationships for such period (such commitment shall not be expected to exceed 10 hours per month). You agree that you shall, without any additional compensation, respond to reasonable requests for information from the Company regarding matters that may arise in the Company’s business. You further agree to fully and completely cooperate with the Company, its advisors and its legal counsel with respect to any litigation that is pending against the Company and any claim or action that may be filed against the Company in the future. Such cooperation shall include making yourself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company in preparing defenses to any pending or potential future claims against the Company. The Company agrees to (or to cause one of its affiliates to) pay/reimburse you for any approved travel expenses reasonably incurred as a result of your cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company's expense reimbursement policy as in effect from time to time. 10. TAX MATTERS By signing this Separation Agreement, you acknowledge that you will be solely responsible for any taxes which may be imposed on you as a result of the Severance Benefits, all amounts payable to you under this Separation Agreement will be subject to applicable tax withholding by the Company, and the Company has not made any representations or guarantees regarding the tax result for you with respect to any income recognized by you in connection with this Separation Agreement or the Severance Benefits. 11. NATURE OF AGREEMENT By signing this Separation Agreement, you acknowledge that you are doing so freely, knowingly and voluntarily. You acknowledge that in signing this Separation Agreement you have relied only on the promises written in this Separation Agreement and not on any other promise made by the Company or Lamb Weston Companies. This Separation Agreement is not, and will not be considered, an admission of liability or of a violation of any applicable contract, law, rule, regulation, or order of any kind. This Separation Agreement, the Release, and the

5 Restrictive Covenants contain the entire agreement between the Company, other Lamb Weston Companies and you regarding your departure from the Company, except that all post-employment covenants that comprise the Restrictive Covenants remain in full force and effect. The Severance Benefits are benefits to which you would otherwise not be entitled as a result of your termination of employment with the Company, constitute fair and adequate consideration for your promises and covenants set forth in this Separation Agreement (including but not limited to the Restrictive Covenants) and the Release, and are in full satisfaction of any other compensation arrangements between you and the Company or the Lamb Weston Companies. This Separation Agreement may not be altered, modified, waived or amended except by a written document signed by a duly authorized representative of the Company and you. Except as otherwise explicitly provided, this Separation Agreement will be interpreted and enforced in accordance with the laws of the state of Idaho, and the parties hereto, including their successors and assigns, consent to the jurisdiction of the state and federal courts of Idaho. The headings in this document are for reference only, and shall not in any way affect the meaning or interpretation of this Separation Agreement. [SIGNATURE PAGE FOLLOWS]

6 IN WITNESS WHEREOF, you and the Company have executed this Separation Agreement as of the dates set forth below. SHARON MILLER /s/ Sharon Miller Date: January 7, 2025 LAMB WESTON HOLDINGS, INC. By: /s/ Steve Younes Name: Steve Younes Title: Chief Human Resources Officer Date: January 8, 2025

Exhibit A Release This Release is between Lamb Weston Holdings, Inc. (the “Company”) and Sharon Miller (“you” and similar words), in consideration of the benefits provided to you and to be received by you from the Company as described in the Separation Agreement between the Company and you dated as of the applicable date referenced therein (the “Separation Agreement”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Separation Agreement. By signing this Release, you and the Company hereby agree as follows: 1. CLAIMS RELEASED You, for yourself and on behalf of anyone claiming through you including each and all of your legal representatives, administrators, executors, heirs, successors and assigns (collectively, the “Executive Releasors”), do hereby fully, finally and forever release, absolve and discharge the Company and each and all of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions and other affiliates, and each of the foregoing’s respective past, present and future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors and representatives (collectively, the “Company Released Parties”), of, from and for any and all claims, causes of action, lawsuits, controversies, liabilities, losses, damages, costs, expenses and demands of any nature whatsoever, at law or in equity, whether known or unknown, asserted or unasserted, foreseen or unforeseen, that the Executive Releasors (or any of them) now have, have ever had, or may have against the Company Released Parties (or any of them) based upon, arising out of, concerning, relating to or resulting from any act, omission, matter, fact, occurrence, transaction, claim, contention, statement or event occurring or existing at any time in the past up to and including the date on which you sign this Release, including, without limitation: (a) all claims arising out of or in any way relating to your employment with or separation of employment from the Company or its affiliates; (b) all claims for compensation or benefits, including salary, commissions, bonuses, vacation pay, expense reimbursements, severance pay, fringe benefits, stock options, restricted stock units or any other ownership interests in the Company Released Parties; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, invasion of privacy and emotional distress; (e) all other common law claims; and (f) all claims (including claims for discrimination, harassment, retaliation, attorneys’ fees, expenses or otherwise) that were or could have been asserted by you or on your behalf in any federal, state, or local court, commission, or agency, or under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Age Discrimination in Employment Act

(the “ADEA”), as amended by the Older Workers’ Benefit Protection Act of 1990 (the “OWBPA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Rehabilitation Act of 1973, the Worker Adjustment Retraining and Notification Act, the Uniformed Services Employment and Reemployment Rights Act, Federal Executive Order 11246, and the Genetic Information Nondiscrimination Act. 2. SCOPE OF RELEASE Nothing in this Release (a) shall release the Company from any of its obligations set forth in the Separation Agreement or any claim that by law is non-waivable, (b) shall release the Company from any obligation to defend and/or indemnify you against any third party claims arising out of any action or inaction by you during the time of your employment and within the scope of your duties with the Company to the extent (i) you have any such defense or indemnification right (including under your indemnification agreement with the Company or to the extent the claims are covered by the Company’s director & officer liability insurance), and (ii) permitted by applicable law or (c) shall affect your right to file a claim for workers’ compensation or unemployment insurance benefits. You further acknowledge that by signing this Release, you do not waive the right to file a charge against the Company with, communicate with or participate in any investigation by the EEOC, the Securities and Exchange Commission or any comparable state or local agency. However, you waive and release, to the fullest extent legally permissible, all entitlement to any form of monetary relief arising from a charge you or others may file, including without limitation any costs, expenses or attorneys’ fees. You understand that this waiver and release of monetary relief would not affect an enforcement agency’s ability to investigate a charge or to pursue relief on behalf of others. Notwithstanding the foregoing, you will not give up your right to any benefits to which you are entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or your rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA), or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. By executing this Release, you represent that, as of the date you sign this Release, no claims, lawsuits, grievances, or charges have been filed by you or on your behalf against the Company Released Parties.

3. KNOWING AND VOLUNTARY ADEA WAIVER In compliance with the requirements of the OWBPA, you acknowledge by your signature below that, with respect to the rights and claims waived and released in this Release under the ADEA, you specifically acknowledge and agree as follows: (a) you have read and understand the terms of this Release; (b) you have been advised and hereby are advised, and have had the opportunity, to consult with an attorney before signing this Release; (c) the Release is written in a manner understood by you; (d) you are releasing the Company and the other Company Released Parties from, among other things, any claims that you may have against them pursuant to the ADEA; (e) the releases contained in this Release do not cover rights or claims that may arise after you sign this Release; (f) you will receive valuable consideration in exchange for the Release other than amounts you would otherwise be entitled to receive; (g) you have been given a period of at least 21 days in which to consider and execute this Release (although you may elect not to use the full consideration period at your option); (h) you may revoke this Release during the seven-day period following the date on which you sign this Release, and this Release will not become effective and enforceable until the seven-day revocation period has expired; and (i) any such revocation must be submitted in writing to the Company c/o Eryk Spytek, SVP, General Counsel and Chief Compliance Officer, Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616 prior to the expiration of such seven-day revocation period. If you revoke this Release within such seven-day revocation period, it shall be null and void. 4. REAFFIRMATION OF RESTRICTIVE COVENANTS You agree to and reaffirm your obligations with respect to the Restrictive Covenants as described in the Separation Agreement and acknowledge that the Restrictive Covenants remain in full force and effect. 5. ENTIRE AGREEMENT This Release, the Separation Agreement, the Restrictive Covenants, and the documents referenced therein contain the entire agreement between you and the Company, and take priority over any other written or oral understanding or agreement that may have existed in the past. You acknowledge that no other promises or agreements have been offered for this Release (other than those described above) and that no other promises or agreements will be binding unless they are in writing and signed by you and the Company. [SIGNATURE PAGE FOLLOWS]

I agree to the terms and conditions set forth in this Release. [EXECUTIVE NAME] ____________________________ Date: _______________________

Exhibit B Severance and Other Benefits 1. Severance benefits that will consist of the following: • Continued payment of your annual base salary (as in effect on the Separation Date), payable in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing no later than the second payroll period following the effective date of the Release and ending on the last payroll date of the Company at the end of the 12-month period thereafter; • Payment of (a) all accrued but unpaid base salary through the Separation Date and (b) the applicable value of earned but unused vacation. These amounts will be paid with your final paycheck on the next regularly scheduled payroll date (but in no event later than 10 days following the Separation Date); • Lamb Weston will make installment payments (less applicable taxes) intended to cover a portion of the cost of your continued group health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) equivalent to the cost the Company would cover for you if you were an active employee until the earlier of (a) 12 months after the initial payment or (b) the date you become employed by any other employer. These payments will be payable in equal installments in accordance with the Company’s payroll practices as in effect from time to time, commencing no later than the second payroll period following the effective date of the Release and ending on the last payroll date of the Company at the end of the 12-month period thereafter; and 2. Accrued vested benefits under any other benefit plans, programs or arrangements of the Company (including any vested benefits under the Company’s qualified and nonqualified retirement plans), are subject to the terms of such plans, programs or arrangements. 3. Notwithstanding anything to the contrary contained in the Separation Agreement, the treatment of your outstanding equity awards shall be subject to the terms and provisions of the Lamb Weston Holdings, Inc. 2016 Stock Plan (as amended or amended and restated from time to time) and the other terms of the applicable award agreements that apply in the event of the termination of your employment by reason of Early Retirement. Terms used in this item 3 but not defined in this Separation Agreement shall have the meanings set forth in the applicable award agreements.